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                                                                    EXHIBIT 3.17

                            ARTICLES OF ORGANIZATION
                                       OF
                             AMERIPATH INDIANA, LLC

                                                                         [STAMP]

     The undersigned, desiring to form a limited liability company pursuant to the Indiana Business Flexibility Act, Indiana Code 23-18-1-1, et seq, as amended, executes the following Articles of Organization:

                      ARTICLE 1 - NAME AND PRINCIPAL OFFICE

     a.   The name of the limited liability company is AmeriPath Indiana, LLC.

     b. The address of the principal office of the limited liability company is 7289 Garden Road, Suite 200, Riviera Beach, Florida 33404.

                    ARTICLE II - REGISTERED OFFICE AND AGENT

     The name and street address of the limited liability company's registered agent and registered office for service of process are:

                Corporation Service Company 251 East Ohio Street
                                    Suite 500
                           Indianapolis, Indiana 46204

                            ARTICLE III - DISSOLUTION

     The limited liability company is perpetual until dissolution.

                             ARTICLE IV - MANAGEMENT

     The limited liability company will be managed by a manager.


                          [SIGNATURE ON FOLLOWING PAGE]

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     IN WITNESS WHEREOF, the undersigned executes these Articles of Organization and verifies, subject to penalties of perjury, that the statements contained herein are true, this 23 day of December, 2002.


                                                /s/ Gregory A. Marsh
                                                -------------------------------
                                                Gregory A. Marsh
                                                Organizer

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